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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2002

STRESSGEN BIOTECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Yukon	333-12570	77-0123732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Stressgen Biotechnologies, Inc. 10241 Wateridge Circle, Suite C-200 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 202-4900

(Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 5.	Other Events	3
SIGNATURES		4

Item 5. Other Events.

        On June 24, 2002, Stressgen Biotechnologies Corporation announced that it and its wholly-owned subsidiary, Stressgen Development Corporation (together "Stressgen"), have signed a collaboration agreement with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (together, "Roche") providing for the co-development and commercialization of Stressgen's pharmaceutical fusion product candidate, HspE7 (the "Collaboration Agreement").

        HspE7 is a novel immunotherapeutic for the treatment of diseases caused by human papillomavirus, one of the most common sexually transmitted diseases, estimated to infect over 50 percent of the sexually active population. There are 5.5 million new cases of genital HPV infection diagnosed per year in the U.S. alone, including over 1 million cases of genital warts. In addition to genital warts and recurrent respiratory papillomatosis, essentially genital warts of the upper airways, genital HPV infection can cause cervical cancer and a variety of precancerous conditions, including anal and cervical dysplasia.

Under the terms of the Collaboration Agreement:

(a)
An affiliate of Roche will contemporaneously with the execution of the agreement, enter into an equity agreement (the "Equity Agreement"), pursuant to which it will make certain equity investments in Stressgen Biotechnologies Corporation. Roche will make an initial payment and milestone payments to Stressgen as HspE7 advances through clinical trials and the regulatory approval process. Assuming all development milestones are achieved, the investments in and payments to Stressgen will approximate U.S. $204 million;

(b)
Roche will pay Stressgen a percentage of net sales of HspE7 products, if any;

(c)
Roche will assume substantially all of the development costs of HspE7 other than for recurrent respiratory papillomatosis; and

(d)
Roche will receive exclusive world-wide marketing rights to HspE7, other than U.S. co-promotion rights Stressgen has reserved for specific physician specialties.

        A joint decision-making governance structure has been established with equal representation from both Roche and Stressgen to oversee and guide the future development of HspE7.

        The Collaboration Agreement is subject to United States Federal Trade Commission approval.

        The equity terms include a subscription for 2,036,436 Common Shares at a price of C$3.76, for gross proceeds to Stressgen of U.S. $5,000,000. In addition, Stressgen issued warrants to acquire an additional U.S. $5,000,000 in Common Shares, expected to total 2,036,435 Common Shares at C$3.76 per share. On achievement of certain milestones under the Collaboration Agreement, Stressgen can require the holder to exercise the warrants at the lesser of C$3.76 per share and the 10-day weighted average trading price at the time of exercise; provided, however, that the exercise price will not be reduced below C$3.25 per share.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRESSGEN BIOTECHNOLOGIES CORPORATION
	By:	/s/ DONALD D. TARTRE Vice President and Chief Financial Officer
Date: June 28, 2002

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TABLE OF CONTENTS
  Item 5. Other Events.
SIGNATURES